Exhibit 99.1

SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA

CB Richard Ellis Services

The following table is a summary of our historical consolidated financial data as of and for the periods presented, as well as pro forma financial data giving effect to the Insignia acquisition and the related transactions as of and for the period presented. The pro forma statement of operations data do not purport to represent what the results of operations of CB Richard Ellis Services, Inc. would have been if the Insignia acquisition and the related transactions had occurred as of the date indicated or what its results will be for future periods. The results include the activities of the following acquired businesses since their respective dates of acquisition: REI, Ltd. from April 17, 1998; and CB Hillier Parker Limited from July 7, 1998.

	Twelve Months Ended December 31,										Pro Forma for the Twelve Months Ended December 31, 2002
	1998		1999		2000		2001 (1)		2002 (2)
	(Dollars in thousands)
Statement of Operations Data:
Revenue	$1,034,503		$1,213,039		$1,323,604		$1,170,762		$1,170,277		$1,744,162
Operating income	78,476		76,899		107,285		49,058		106,477		129,342
Interest expense, net	27,993		37,438		39,146		38,962		46,043		76,013
Net income (loss)	24,557		23,282		33,388		(11,299)		27,306		22,137

Other Data:
Net cash provided by (used in) operating activities	$76,005		$70,340		$80,859		$(29,206)		$64,373		—
Net cash used in investing activities	(222,911)		(23,096)		(32,469)		(118,651)		(24,130)		—
Net cash provided by (used in) financing activities	119,438		(37,721)		(53,523)		185,487		(17,453)		—
Ratio of earnings to fixed charges	2.17	x	1.79	x	2.16	x	1.18	x	1.86	x	—
EBITDA, excluding nonrecurring charges (3)	127,246		117,369		150,484		115,481		131,127		$173,374
Adjusted EBITDA (3)	—		—		—		—		—		207,374
Pro forma cash interest expense	—		—		—		—		—		77,248
Ratio of Adjusted EBITDA to pro forma cash interest	—		—		—		—		—		2.7	x
Ratio of pro forma long-term debt (including current portion) to Adjusted EBITDA	—		—		—		—		—		3.6	x

	As of December 31,					Pro Forma as of December 31, 2002
	1998	1999	2000	2001	2002
	(Dollars in thousands)
Balance Sheet Data:
Cash and cash equivalents	$19,551	$27,844	$20,854	$57,447	$79,574	$199,893
Total assets	856,892	929,483	963,105	1,273,360	1,284,953	1,934,494
Long-term debt (including current portion)	388,896	364,637	314,164	472,630	459,981	751,870
Total liabilities	660,175	715,874	724,018	997,449	976,745	1,526,286
Total stockholders’ equity	190,842	209,737	235,339	271,615	302,593	402,593

(1)	The 2001 data provided has been derived by combining our activity for the period January 1, 2001 through July 20, 2001 (the date of the 2001 merger) with the activity of CBRE Holding (excluding CBRE Holding’s parent stand-alone activity) for the period from February 20, 2001 (inception) through December 31, 2001.
(2)	The 2002 data provided has been derived by excluding CBRE Holding’s parent-only stand-alone activity for the period.
(3)	EBITDA, excluding nonrecurring charges, represents earnings before interest expense, income taxes, depreciation and amortization of intangible assets relating to acquisitions and nonrecurring charges. Adjusted EBITDA represents pro forma EBITDA, excluding non-recurring charges, plus expected cost savings that we currently expect to achieve in connection with the Insignia acquisition. A description of these expected cost savings is provided under the caption “The Insignia Acquisition and Related Transactions” in Item 9. We cannot assure you, however, when or if any expected cost savings will be realized. We believe that the presentation of EBITDA, excluding nonrecurring charges, and Adjusted EBITDA will enhance an investor’s understanding of our operating performance. EBITDA is also a measure used by our senior management to evaluate the performance of our various lines of business and for other required or discretionary purposes, such as our use of EBITDA as a significant component when measuring performance under our employee incentive programs. Additionally, many of our debt covenants are based upon a measurement similar to EBITDA, excluding nonrecurring charges. EBITDA, excluding nonrecurring charges, and Adjusted EBITDA should not be considered as alternatives to (i) operating income determined in accordance with accounting principles generally accepted in the United States or (ii) operating cash flow determined in accordance with accounting principles generally accepted in the United States. Our calculation of EBITDA, excluding nonrecurring charges, and Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

EBITDA, excluding nonrecurring charges, and Adjusted EBITDA are calculated as follows:

	Twelve Months Ended December 31,					Pro Forma for the Twelve Months Ended December 31, 2002
	1998	1999	2000	2001	2002
	(Dollars in thousands)
Operating income (loss)	$78,476	$76,899	$107,285	$49,058	$106,477	$129,342
Add:
Depreciation and amortization	32,185	40,470	43,199	37,854	24,614	43,996

EBITDA	110,661	117,369	150,484	86,912	131,091	173,338
Add:
Nonrecurring charges	16,585	—	—	28,569	36	36

EBITDA, excluding nonrecurring charges	$127,246	$117,369	$150,484	$115,481	$131,127	173,374

Add:
Expected cost savings (*)	—	—	—	—	—	34,000

Adjusted EBITDA	—	—	—	—	—	$207,374

(*)	We have undergone a substantial review of our and Insignia’s combined operations in order to identify areas of overlap. During 2002, Insignia incurred approximately $34.0 million of costs related to (1) the compensation of senior executive management personnel who will not join CBRE Holding after the Insignia acquisition, (2) administrative and support costs associated with those executives and (3) human resources, accounting and other administrative functions that overlap with ours. We expect to eliminate these costs as part of a detailed integration plan developed in connection with the Insignia acquisition. We expect to achieve the majority of these cost savings upon the closing of the Insignia acquisition. However, we cannot assure you as to when or if these expected cost savings will be realized. As we continue to implement our integration plan, a portion of the costs that we expect to save may relate to the elimination of certain of our own personnel. See “Risk Factors—Risks Relating to Our Business—We cannot assure you as to when or if we will be able to achieve all of our expected cost savings in connection with the Insignia acquisition” in Item 9.

CBRE Holding

The following table is a summary of the historical consolidated financial data of CBRE Holding as of and for the period presented, as well as pro forma financial data giving effect to the Insignia acquisition and the related transactions as of and for the period presented. The pro forma statement of operations data do not purport to represent what CBRE Holding’s results of operations would have been if the Insignia acquisition and the related transactions had occurred as of the date indicated or what its results will be for future periods.

	Twelve Months Ended December 31, 2002	Pro Forma for the Twelve Months Ended December 31, 2002
	(Dollars in thousands)
Statement of Operations Data:
Revenue	$1,170,277	$1,744,162
Operating income	106,062	128,927
Interest expense, net	57,229	87,199
Net income	18,727	13,558

Other Data:
EBITDA, excluding nonrecurring charges (1)	$130,712	$172,959
Adjusted EBITDA (1)	—	206,959

	December 31, 2002	Pro Forma as of December 31, 2002
	(Dollars in thousands)
Balance Sheet Data:
Cash and cash equivalents	$79,701	$200,020
Total assets	1,324,876	1,974,417
Long-term debt (including current portion)	521,844	813,733
Total liabilities	1,067,920	1,617,461
Total stockholders’ equity	251,341	351,341

(1)

EBITDA, excluding nonrecurring charges, represents earnings before interest expense, income taxes, depreciation and amortization of intangible assets relating to acquisitions and nonrecurring charges. Adjusted EBITDA represents pro forma EBITDA, excluding non-recurring charges, plus expected cost savings that we currently expect to achieve in connection with the Insignia acquisition. A description of these expected cost savings is provided under the caption “The Insignia Acquisition and Related Transactions” in Item 9. We cannot assure you, however, when or if any expected cost savings will be realized. We believe that the presentation of EBITDA, excluding nonrecurring charges, and Adjusted EBITDA will enhance a reader’s understanding of CBRE Holding’s operating performance. EBITDA is also a measure used by our senior management to evaluate the performance of our various lines of business and for other required or discretionary purposes, such as our use of EBITDA as a significant component when measuring performance under our employee incentive programs. Additionally, many of CBRE Holding’s debt covenants are based upon a measurement similar to EBITDA, excluding nonrecurring charges. EBITDA, excluding nonrecurring charges, and Adjusted EBITDA should not be considered as alternatives to (i) operating income determined in accordance with accounting principles generally accepted in the United States or (ii) operating cash flow determined in accordance with accounting principles generally accepted in the United States. CBRE Holding’s calculation of EBITDA, excluding nonrecurring charges, and Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

EBITDA, excluding nonrecurring charges, and Adjusted EBITDA are calculated as follows:

	Twelve Months Ended December 31, 2002	Pro Forma for the Twelve Months Ended December 31, 2002
	(Dollars in thousands)
Operating income (loss)	$106,062	$128,927
Add:
Depreciation and amortization	24,614	43,996

EBITDA	130,676	172,923
Add:
Nonrecurring charges	36	36

EBITDA, excluding nonrecurring charges	$130,712	172,959

Add:
Expected cost savings(*)	—	34,000

Adjusted EBITDA	—	$206,959

(*)	We have undergone a substantial review of our and Insignia’s combined operations in order to identify areas of overlap. During 2002, Insignia incurred approximately $34.0 million of costs related to (1) the compensation of senior executive management personnel who will not join CBRE Holding after the Insignia acquisition, (2) administrative and support costs associated with those executives and (3) human resources, accounting and other administrative functions that overlap with ours. We expect to eliminate these costs as part of a detailed integration plan developed in connection with the Insignia acquisition. We expect to achieve the majority of these cost savings upon the closing of the Insignia acquisition. However, we cannot assure you as to when or if these expected cost savings will be realized. As we continue to implement our integration plan, a portion of the costs that we expect to save may relate to the elimination of certain of our own personnel. See “Risk Factors—Risks Relating to Our Business—We cannot assure you as to when or if we will be able to achieve all of our expected cost savings in connection with the Insignia acquisition” in Item 9.